Exhibit 99.1

Veri-Tek International, Corp. Board of Directors Elects Two New Members

Stephen R. Light and Stephen J.Tober Join Veri-Tek Board of Directors

Bridgeview, IL, December 6, 2007 — Veri-Tek International, Corp. (AMEX:VCC), a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles, today announced that its Board of Directors has elected Stephen R. Light and Stephen J. Tober as Directors of the Company, effective December 5, 2007. This brings the total number of Veri-Tek board members to six.

Mr. Light has held positions as President and Chief Executive Officer of Flow International Corporation, Kent, Washington, a publicly traded (Nasdaq: FLOW) global capital equipment manufacturing and distribution company. His leadership was instrumental to significant growth and value creation at Flow, with the company’s market capitalization growing to $450 million from $17 million during his tenure there. Mr. Light’s previous experiences include President and CEO of Omniquip Textron Group, Inc., and key roles at Bucyrus International, Inc, GE, and Emerson Electric. He holds a BSME from Colorado State University and is a Certified Director, National Association of Corporate Directors.

Mr. Tober is Managing Director at ThinkEquity Partners LLC, a boutique institutional investment firm focused on the growth economy, where he leads its Corporate and Business Services Investment Banking group. Throughout the past decade, Mr. Tober has held executive positions that include President, Chief Operating Officer, Co-Chairman, and Director, in both private and public companies. He also has several years of investment banking experience at Smith Barney and in corporate finance and law at the Chicago office of Latham & Watkins, a Los Angeles-based law firm. Mr. Tober holds a B.A from Amherst College and J.D. from University of Virginia Law School.

David J. Langevin, Chairman and CEO of Veri-Tek, commented, “We are pleased to announce the addition of Stephen Tober and Stephen Light to our Board of Directors, each of them bringing a wealth of experience to our board. Mr. Tober is a seasoned professional with proven senior-level operational and financial skills and exceptional capital markets experience. We expect that his presence will complement our team’s resources and capabilities and we look forward to leveraging his extensive knowledge base, relationships within the investment community, as well as his professionalism as we continue to grow the company. Mr. Light has been highly successful in creating shareholder value and has vast experience in both machinery manufacturing and material- handling, two areas which are closely aligned with our operations.”

Mr. Light added, “I look forward to working with the Veri-Tek Board and contributing in areas in which my experience will complement the company’s resources in implementing its strategy for growth.”

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Mr. Tober added, “This opportunity to work with Veri-Tek is extremely exciting and I look forward to contributing in every way I can to help the management team develop its strategic plans and accomplish its business objectives.”

About Veri-Tek International, Corp.

Veri-Tek International, Corp. is a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles. Our Manitex subsidiary manufactures and markets a comprehensive line of boom trucks and sign cranes. Our boom trucks and crane products are primarily used in industrial projects, energy exploration and infrastructure development, including roads, bridges, and commercial construction. The Manitex Liftking subsidiary, which includes the Noble forklift product line, manufactures and sells a complete line of rough terrain forklifts and special mission oriented vehicles, as well as other specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications.

Forward-Looking Statement:

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the expected contributions of the Company’s new board members and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Veri-Tek International, Corp.	Hayden Communications
David Langevin	Peter Seltzberg or Brett Maas
Chief Executive Officer	Investor Relations
(708) 237-2060	(646) 415-8972
djlangevin@manitex.com	peter@haydenir.com